ASTEC INDUSTRIES, INC. REPORTS SECOND QUARTER 2005 RESULTS

CHATTANOOGA, Tenn. (July 20, 2005) - Astec Industries, Inc. (Nasdaq: ASTE) today reported results for the quarter ended June 30, 2005.

Income from continuing operations for the second quarter of 2005 was $10.2 million, or $.49 per diluted share, compared with income from continuing operations of $6.3 million, or $.31 per diluted share, for the second quarter of 2004 for a 61.6% increase in income from continuing operations.

As previously announced, the Company sold substantially all of the assets and liabilities of Superior Industries of Morris, Inc. (Superior) on June 30, 2004. The Company recognized a gain of $5.5 million, net of taxes of $5.0 million, on the sale of Superior in the second quarter of 2004. Superior's financial results are reported as income from discontinued operations on the statement of operations. Net income for the second quarter of 2005 was $.49 per diluted share compared to $.62 for the second quarter of 2004 which included discontinued operations of $.31 per diluted share.

Net sales from continuing operations for the quarter ended June 30, 2005 were $170.8 million compared to $145.9 million for the quarter ended June 30, 2004 for an increase of 17.0%. International sales for the second quarter of 2005 were 19.4% of total revenues versus 26.1% for the same period in 2004.

Net sales from continuing operations for the six months ended June 30, 2005 were $332.4 million compared to $281.7 million for the six months ended June 30, 2004 for an increase of 18%. International sales for the six months ended June 30, 2005 were 18.5% of total revenues versus 23.8% for the same period in 2004. Income from continuing operations for the six months ended June 30, 2005 was $17.0 million, or $.83 per diluted share, compared with income from continuing operations of $11.1 million, or $.55 per diluted share, for the same period in 2004.

Net income for the six months ended June 30, 2005 was $17.0 million, or $.83 per diluted share, compared to net income of $18.1 million, or $.90 per diluted share, for the six months ended June 30, 2004 which included $.35 per diluted share from discontinued operations.

Condensed consolidated financial statements and additional information related to segment revenues and profits are attached to this press release.

Astec's backlog for continuing operations at June 30, 2005, was $88.0 million compared with $68.7 million at June 30, 2004, for a 28.2% increase.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, "We are very pleased with the increase in our sales and earnings in the second quarter of 2005 versus 2004. Our balance sheet continues to strengthen."

Comments Concerning The Second Quarter of 2005: The following discussion is a compilation of "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this Press Release.

Dr. J. Don Brock also stated, "We are disappointed in the delay of the reauthorization of TEA- 21 by Congress. Fluctuating oil prices continue to impact the cost of asphalt for our customers. Steel price increases seem to have stabilized and the cost increases in purchased components in the first quarter have moderated. We have a number of initiatives in our subsidiaries that are designed to improve gross margins. We are pleased with current backlog levels and order activity."

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 20, 2005, at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions. The number to call for this interactive teleconference is (800) 938-0653. International callers should dial (973) 935-2408. Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/investors, Conference Calls Section. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Wednesday, July 27, 2005 by dialing (877) 519-4471, or (973) 341-3080 for international callers - Confirmation #6252895. A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company's financial performance for the future generally, the Company's liquidity and strength of its balance sheet, the impact of fluctuating oil prices on the cost of asphalt for our customers; the initiatives in the Company's subsidiaries; the potential decrease in gross margins from the continued steel price increases and the resulting cost increases in purchased components, and the timing of any highway bill. These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, increases in the price of oil or decreases in the availability of oil, increase in the price of raw materials, a failure to comply with covenants in the Company's amended credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2004.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or

F. McKamy Hall
Vice President and Chief Financial Officer

Phone: (423) 899-5898

Fax: (423) 899-4456
E-mail: mhall@astecindustries.com

or

Stephen C. Anderson

Director of Investor Relations

Phone: (423) 899-5898

Fax: (423) 899-4456

E-mail: sanderson@astecindustries.com
Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30	June 30
	2005	2004
Assets
Current Assets
Cash and cash equivalents	$ 9,833	$ 17,171
Receivables, net	67,865	63,826
Inventories	124,726	103,440
Prepaid expenses and other	15,114	9,114
Total current assets	217,538	193,551
Property and equipment, net	97,937	94,417
Other assets	28,532	27,812
Total assets	$ 344,007	$ 315,780
Liabilities and shareholders' equity
Current liabilities
Revolving credit loan	$ 3,347	$ -
Notes payable	-	223
Current maturities of long-term debt	3,310	6,857
Accounts payable - trade	38,010	35,299
Other accrued liabilities	50,808	47,637
Total current liabilities	95,475	90,016
Long-term debt, less current maturities	23,952	30,602
Other non-current liabilities	14,681	7,850
Minority interest in consolidated subsidiary	519	698
Total shareholders' equity	209,380	186,614
Total liabilities and shareholders' equity	$ 344,007	$ 315,780

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Net sales	$ 170,814	$ 145,937	$ 332,448	$ 281,665
Cost of sales	131,521	114,754	258,123	221,650
Gross profit	39,293	31,183	74,325	60,015
Selling, general, administrative & engineering expenses	22,928	19,927	46,177	39,803
Income from operations	16,365	11,256	28,148	20,212
Interest expense	701	1,072	1,597	2,151
Other income, net	91	193	124	128
Income from continuing operations before income taxes	15,755	10,377	26,675	18,189
Income taxes on continuing operations	5,497	4,015	9,603	7,014
Minority interest in earnings	37	36	59	46
Income from continuing operations	10,221	6,326	17,013	11,129
Income from discontinued operations	-	1,252	-	2,307
Income taxes on discontinued operations	-	(483)	-	(888)
Gain on disposal of discontinued operations (net of tax of $4,970)	-	5,507	-	5,507
Net income	$ 10,221	$ 12,602	$ 17,013	$ 18,055

Earnings per Common Share
Income from continuing operations:
Basic	$ 0.51	$ 0.32	$ 0.85	$ 0.57
Diluted	$ 0.49	$ 0.31	$ 0.83	$ 0.55

Income from discontinued operations:
Basic	$ -	$ 0.32	$ -	$ 0.35
Diluted	$ -	$ 0.31	$ -	$ 0.35

Net income:
Basic	$ 0.51	$ 0.64	$ 0.85	$ 0.92
Diluted	$ 0.49	$ 0.62	$ 0.83	$ 0.90

Weighted average common shares outstanding
Basic	20,008,425	19,691,359	19,954,422	19,666,055
Diluted	20,735,201	20,179,112	20,575,752	20,057,591

Certain amounts for 2004 have been reclassified to conform with the 2005 presentation.

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended June 30, 2005 and 2004
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group*	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2005 Revenues	47,789	65,170	34,613	23,242	-	170,814
2004 Revenues	44,325	56,975	26,519	18,073	45	145,937
Change $	3,464	8,195	8,094	5,169	(45)	24,877
Change %	7.8%	14.4%	30.5%	28.6%	(100.0%)	17.0%

2005 Gross Profit	11,186	16,074	7,666	4,391	(24)	39,293
2005 Gross Profit %	23.4%	24.7%	22.1%	18.9%	0.0%	23.0%
2004 Gross Profit	9,356	13,148	6,029	2,930	(280)	31,183
2004 Gross Profit %	21.1%	23.1%	22.7%	16.2%	(622.2%)	21.4%
Change	1,830	2,926	1,637	1,461	256	8,110

2005 Profit (Loss)	6,383	7,501	3,663	748	(8,090)	10,205
2004 Profit (Loss)	4,966	6,145	2,780	553	(8,046)	6,398
Change $	1,417	1,356	883	195	(44)	3,807
Change %	28.5%	22.1%	31.8%	35.3%	(0.5%)	59.5%
* The segment data for 2004 has been adjusted to reflect the sale of Superior Industries of Morris, Inc.

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits (losses) to the Company's consolidated net income is as follows:
	For the three months ended June 30
	2005	2004
Total profit for all segments	10,205	6,398
Minority interest earnings of subsidiary	(37)	(36)
Recapture (elimination) of intersegment profit	53	(36)
Consolidated income from continuing operations	10,221	6,326
Income from discontinued operations, net of tax	-	769
Gain on sale of discontinued operations, net of tax	-	5,507
Consolidated net income	10,221	12,602

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the six months ended June 30, 2005 and 2004
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group*	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2005 Revenues	101,324	123,014	63,420	44,690	-	332,448
2004 Revenues	87,588	107,332	50,650	36,050	45	281,665
Change $	13,736	15,682	12,770	8,640	(45)	50,783
Change %	15.7%	14.6%	25.2%	24.0%	(100.0%)	18.0%

2005 Gross Profit	21,843	29,674	14,682	8,165	(39)	74,325
2005 Gross Profit %	21.6%	24.1%	23.2%	18.3%	0.0%	22.4%
2004 Gross Profit	18,009	25,319	12,159	5,052	(524)	60,015
2004 Gross Profit %	20.6%	23.6%	24.0%	14.0%	(1164.4%)	21.3%
Change	3,834	4,355	2,523	3,113	485	14,310

2005 Profit (Loss)	12,039	12,686	7,093	904	(15,639)	17,083
2004 Profit (Loss)	9,262	11,276	5,508	(83)	(14,682)	11,281
Change $	2,777	1,410	1,585	987	(957)	5,802
Change %	30.0%	12.5%	28.8%	1189.2%	(6.5%)	51.4%
* The segment data for 2004 has been adjusted to reflect the sale of Superior Industries of Morris, Inc.

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment
Revenues. A reconciliation of total segment profits (losses) to the Company's consolidated net income is as follows:

	For the six months ended June 30
	2005	2004
Total profit for all segments	17,083	11,281
Minority interest in earnings of subsidiary	(59)	(46)
Elimination of intersegment profit	(11)	(106)
Consolidated income from continuing operations	17,013	11,129
Income from discontinued operations, net of tax	-	1,419
Gain on sale of discontinued operations, net of tax	-	5,507
Consolidated net income	17,013	18,055

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
June 30, 2005 and 2004
(dollars in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group*	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2005 Backlog	29,829	45,428	6,300	6,476	-	88,033
2004 Backlog	14,158	36,565	5,457	12,498	-	68,678
Change $	15,671	8,863	843	(6,022)	-	19,355
Change %	110.7%	24.2%	15.4%	(48.2%)	-	28.2%
* The segment data for 2004 has been adjusted to reflect the sale of Superior Industries of Morris, Inc.